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                                                                    EXHIBIT 10.9

                                                             SOFTLINK & FOUNTAIN


             SOFTWARE DISTRIBUTION AND MARKETING RIGHTS AGREEMENT
             ----------------------------------------------------

     This Agreement is by and between Softlink Inc., a Nevada Corporation, with its principal office at 2041 Mission College Boulevard, Suite 259, Santa Clara, CA 95054 (hereinafter referred to as "SOFTLINK"), FOUNTAIN TECHNOLOGIES, INC., a New York corporation and its affiliated corporations with a principal place of business at 50 Randolph Road, Somerset, New Jersey, 08873 (hereinafter referred to as "FOUNTAIN").

     SOFTLINK has developed the software product(s) described in the attached Schedule A (the "Licensed Software"), a version or versions of which will be
----------
provided to FOUNTAIN for distribution under this Agreement. FOUNTAIN desires to bundle the Licensed Software with computer hardware and/or computer services provided by FOUNTAIN, all as described in Schedule A and to market FOUNTAIN'S
                                          ----------
products and/or services, together with the Licensed Software, to distributors, resellers, and end users, subject to the provisions of this Agreement.

     In consideration of the foregoing and the mutual promises set out in this Agreement, the parties agree as follows:

     1.   Grant of License. SOFTLINK hereby grants to FOUNTAIN a nonexclusive
          ----------------
nontransferable right and license to market and distribute the Licensed Software to its customers anywhere in the world, but only in connection with the sale of hardware produced or marketed by FOUNTAIN or in connection with services provided by FOUNTAIN related to configuring, integrating, or imaging computers or computer systems. This license includes a nonexclusive right to make, sell, and offer for sale copies of the Licensed Software, and a nonexclusive right and license under applicable copyright laws to reproduce and distribute the Licensed Software, subject to the terms of this Agreement.

     2.   License Terms to End Users. FOUNTAIN shall provide the Licensed
          --------------------------
Software to its customers only under the terms of a license that includes provisions that are legally sufficient to (i) notify the end user that the Licensed Software is protected by copyright, (ii) notify the end user that the Licensed Software is being licensed (not sold) and that ownership is not being transferred, (iii) prohibit copying or transfer of the Licensed Software, (iv) prohibit reverse programming, decompilation, and other reverse engineering of the Licensed Software, (v) disclaim ALL WARRANTIES WITH RESPECT TO THE USE OF THE LICENSED SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING FROM USAGE OF TRADE OR COURSE OF DEALING, and (vi) limit SOFTLINK's liability related to the Licensed Software to license fees actually paid by FOUNTAIN for the Licensed Software. If SOFTLINK so requests, FOUNTAIN shall distribute the Licensed Software under the terms of SOFTLINK's standard license agreement to end users.


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     3.   Master Diskettes. SOFTLINK shall provide FOUNTAIN with golden master
          ----------------
diskettes or a golden master CD-ROM for the Licensed Software. FOUNTAIN may use the master CD-ROM to duplicate the Licensed Software as necessary to provide the Licensed Software to its customers, together with FOUNTAIN'S hardware or the configuration of computer(s) or computer system(s) by FOUNTAIN for its customers, all as contemplated by this Agreement. SOFTLINK shall not be responsible for any materials provided to an end user other than the Licensed Software.

     4.   Changes in Licensed Products and Software License Agreements. SOFTLINK
          ------------------------------------------------------------
shall have the right at any time and from time to time, in its sole discretion,
(i) to change the design, capabilities, or other characteristics of any Licensed Software or discontinue the production or marketing of any Licensed Software without prior notice of any kind, and (ii) to change the terms and conditions of any of its standard software license to end users. SOFTLINK shall not have any obligation to make upgrades or enhancements to the Licensed Software, but any upgrades or enhancements that are provided to FOUNTAIN shall automatically be deemed included as part of the Licensed Software. Upon making any changes to the Licensed Software, SOFTLINK shall provide to FOUNTAIN a replacement golden master CD-ROM, and FOUNTAIN shall thereafter license, market, and distribute only the version of the Licensed Software contained on the replacement CD-ROM. FOUNTAIN shall not modify, alter, reverse engineer, decompile, or disassemble the Licensed Software or remove or alter any notices, legends or proprietary markings that are placed upon or contained in the Licensed Software.

     5.   Royalties and Fees. In consideration of the rights granted to FOUNTAIN
          ------------------
under this Agreement, FOUNTAIN shall pay to SOFTLINK the royalties and fees set out in Schedule B. Except as otherwise specified in Schedule B, all payments
       ----------                                   ----------
hereunder shall be made by FOUNTAIN within thirty (30) days after the date of SOFTLINK's invoice, or, in the case of monthly or quarterly payments, within thirty (30) days after the end of the applicable month or quarter. If any royalties or fees are based upon the number of copies of Licensed Software distributed by FOUNTAIN or upon revenues received by FOUNTAIN, accurate records shall be kept by FOUNTAIN sufficient to show compliance with this Agreement, and SOFTLINK or its representative shall have the right, at SOFTLINK's expense, to examine such records from time to time during regular business hours for the purpose of verifying the accuracy of payments due under this Agreement. If the examination reveals an underpayment of five percent (5%) or more of amounts due under this Agreement with respect to the period of time being examined, the expenses of the examination shall be borne by FOUNTAIN.

     6.   Technical and Sales Support. SOFTLINK agrees to provide to FOUNTAIN a
          ---------------------------
level of telephone support to FOUNTAIN'S technical support staff that is substantially equivalent to the support provided by SOFTLINK to OEMs generally.


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     7.   Marketing Practices and Use of Trademarks. FOUNTAIN shall not take any
          -----------------------------------------
action relating to the Licensed Software that reflects unfavorably on the Licensed Software or upon SOFTLlNK's good name, goodwill, and reputation. FOUNTAIN shall not make any representations or warranties regarding the Licensed Software, except as authorized in writing by SOFTLINK. FOUNTAIN shall not have the right to use any of SOFTLINK'S trademarks, trade names, service marks, logos, or designations, except as specifically approved in writing by SOFTLINK.

     8.   Distributor Agreements. If FOUNTAIN distributes the Licensed Software
          ----------------------
through distributors, FOUNTAIN shall exercise its best efforts to ensure that its distributors conduct their business in a manner that is consistent with the terms of this Agreement and permits FOUNTAIN to comply with all of its obligations hereunder.

     9.   Compliance with Laws. FOUNTAIN shall conduct its business in
          --------------------
compliance with all applicable laws and regulations in any way related to the Licensed Software or to the exercise of FOUNTAIN'S rights under this Agreement. Without limiting the generality of the foregoing, FOUNTAIN shall not market or distribute any Licensed Software in violation of any United States law relating to the export or reexport of goods or technical information, including without limitation, the Export Administration Act of 1979 as amended from time to time and any regulations promulgated thereunder, or engage in any act that violates the U.S. Foreign Corrupt Practices Act as amended from time to time or any regulations promulgated thereunder.

     10.  Ownership of Intellectual Property. SOFTLINK represents that it has
          ----------------------------------
all rights and licenses necessary to grant the rights and licenses set out in this Agreement. FOUNTAIN acknowledges that all intellectual property rights in and relating to the Licensed Software, including but not limited to any patents, copyrights, trade secrets, and trademarks, whether developed prior to or after the date of this Agreement, are and shall remain the property of SOFTLINK or its licensors.

     11.  Confidential Information. The parties acknowledge that during the term
          ------------------------
of this Agreement, each of them may receive from the other confidential information, including any and all information and know-how related directly or indirectly to the disclosing party, its business, or its products that is conspicuously marked "CONFIDENTIAL", "PROPRIETARY", or with other words of similar import, or that the receiving party knows is not publicly available. The receiving party shall not use or disclose the confidential information except in connection with, and as contemplated by, this Agreement. The receiving party shall use at least the same degree of care to avoid disclosure or unauthorized use of confidential information as it employs with respect to its own most confidential and proprietary information, but at all times shall use at least reasonable care. The receiving party shall not have any obligation of confidentiality with respect to any information that (i) is already known to the receiving party at the time the information is received from the disclosing party, as proven by prior documents or records of the


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receiving party; or (ii) is or becomes publicly known through no wrongful act of the receiving party; or (iii) is rightfully received by the receiving party from a third party without restriction.

     12.  Limited Warranty. SOFTLINK WARRANTS THAT THE LICENSED SOFTWARE
          ----------------
CONFORMS TO ANY WARRANTIES SET OUT IN SOFTLINK'S STANDARD END USER LICENSE FOR THE LICENSED SOFTWARE. SUCH WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES, WHETHER TO FOUNTAIN OR ANY CUSTOMER OF FOUNTAIN, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     13.  Limitation of Liability. IN NO EVENT SHALL SOFTLINK'S LIABILITY
          -----------------------
RELATED TO ANY LICENSED SOFTWARE EXCEED THE ROYALTIES ACTUALLY PAID HEREUNDER DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE SOFTLINK IS NOTIFIED OF THE CLAIM GIVING RISE TO THE LIABILITY. FOUNTAIN SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES TO FOUNTAIN OR ANY OTHER PERSON FOR CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE HANDLING OR USE OF LICENSED SOFTWARE OR ARISING FROM OR IN CONNECTION WITH ANY ACTS OR OMISSIONS OF SOFTLINK RELATED TO THE LICENSED SOFTWARE.

     14.  Indemnification by SOFTLINK. SOFTLINK shall defend any action brought
          ---------------------------
against FOUNTAIN based on an allegation that any Licensed Software infringes a United States or foreign patent, copyright, or trade secret, and SOFTLINK shall pay all costs and damages made in settlement or awarded as a result of any such action. If a final injunction shall be obtained in any such action restraining use of the Licensed Software by any customer of FOUNTAIN, or if SOFTLINK believes that any Licensed Software is likely to become the subject of a claim of infringement, SOFTLINK shall, at its option and at its expense, (i) procure for FOUNTAIN'S customer the right to continue using the Licensed Software, (ii) replace or modify the Licensed Software so that it becomes non-infringing or
(iii) refund to FOUNTAIN the royalties paid by FOUNTAIN under this Agreement during the immediately preceding twelve (12) months, whereupon FOUNTAIN shall promptly cease using the Software. Notwithstanding the foregoing, SOFTLINK shall have no obligation with respect to any action brought against FOUNTAIN based on an allegation of patent, copyright, or trade secret infringement unless SOFTLINK is promptly notified by FOUNTAIN in writing of such action and is allowed complete control of the defense of such action and all negotiations for its settlement or compromise. These provisions state SOFTLINK's entire liability with respect to infringement of patents, copyrights, or trade secrets.

     15.  Indemnification by FOUNTAIN. FOUNTAIN shall defend, indemnify, and
          ---------------------------
hold harmless SOFTLINK from and against any and all claims, liabilities, damages, costs, and


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expenses (including reasonable legal fees) suffered incurred, or asserted against SOFTLINK arising out of or related to alleged losses or damages (including but not limited to any loss of business profits, business interruption, or loss of business information) suffered or incurred by any third party in connection with the use of FOUNTAIN'S products or suffered or incurred by a third party as a result of any breach of this Agreement by FOUNTAIN.

     16.  Term of Agreement. The initial term of this Agreement, and FOUNTAIN'S
          -----------------
nonexclusive license hereunder, shall continue in force for a period of one year, unless it is terminated earlier as provided herein. Upon expiration of the initial term, this Agreement shall automatically renew for successive one year terms unless either party notifies the other in writing of its intent to discontinue this Agreement at least forty-five (45) days prior to the expiration of the then-current term.

     17.  Termination at Either Party's Option. Either party may terminate this
          ------------------------------------
Agreement prior to its expiration, as follows:

     1. If the other party materially fails to perform its obligations under this Agreement or takes any action that violates the terms of this Agreement, the non-breaching party may terminate this Agreement, effective thirty (30) days after the date written notice is sent by the non-breaching party specifying the nature of the other party's breach and stating that the Agreement will terminate if the breach is not cured. If the breach is not cured during the cure period, this Agreement shall terminate upon expiration thereof.

          1. Notwithstanding the provisions of subparagraph (a), above, the terminating party may specify a shorter cure period for any breach (including no cure period in appropriate circumstances), and may terminate this Agreement immediately upon the expiration of the shorter cure period, to the extent reasonably necessary to avoid irreparable injury to the non-breaching party.

     18.  Liability Upon Termination. SOFTLINK shall have no liability to
          --------------------------
FOUNTAIN by reason of the expiration or termination of this Agreement for compensation, reimbursement, or damages of any kind, including but not limited to any loss of prospective profits on anticipated sales, loss of goodwill, or investments made in reliance on this Agreement. Each party acknowledges that it has received no assurances from the other that their business relationship under this Agreement will continue beyond the term established herein.

     19.  Return of Materials: Sale of Inventory. Promptly upon the expiration
          --------------------------------------
or termination of this Agreement, FOUNTAIN shall return to Softlink the golden master diskettes or golden master CD-ROM and all other materials in FOUNTAIN'S possession or


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control that belong to SOFTLINK. If this Agreement is terminated for any reason other than breach by FOUNTAIN, FOUNTAIN shall have the right to distribute, together with FOUNTAIN products and subject to all of the terms of this Agreement, its inventory of Licensed Software existing as of the date of termination, provided that the quantity of such inventory does not exceed the average inventory held by FOUNTAIN over the immediately preceding twelve (12) months.

     20.  Notices. All notices, demands, or other communications under this
          -------
Agreement shall be in writing and shall be deemed given if served personally or sent by fax, overnight courier, or certified mail, postage prepaid, and addressed as follows:

If to SOFTLINK:                         Copy to:

     Carol Prior                             William Yuan
     Vice President Sales                    President
     Softlink Inc.                           Softlink Inc.
     2041 Mission College Blvd., Suite       2041 Mission College Blvd., Suite
     156                                     172
     Santa Clara, CA 95054                   Santa Clara, CA 95054

     Phone:    408-496-6668                  Phone:    408-496-6668
     Fax:      408-496-6110                  Fax:      408-496-6110
     Email:    cprior@inChorus.com           Email:    wyuan@inChorus.com

With a copy to OEMCentral:

     Chris Minick
     President
     OEMCentral
     34 Sunrise Avenue
     Mill Valley, California 94941-3339

     Phone:    415-383-6727
     Fax:      415-383-6746
     Email:    chris@oemcentral.com

If to FOUNTAIN:                         With a copy to:

     Steve Markin                            Office of the Controller
     VP Business Affairs                     Accounting Department
     Fountain Technologies                   Fountain Technologies, Inc.
     6 Spruce Hill Road                      50 Randolph Road
     Armonk, NY 10405                        Somerset, NJ 08873

     Phone:  914-273-7300 1
     Fax:    914-273-8619
     Email:  smarkin@ftn.com
             ---------------

     Notices shall be deemed given when received if hand delivered or sent by confirmed fax, the next business day after being sent by overnight courier, or four calendar days after being sent by certified mail. Either party may designate by notice, given as specified above, a new address to which notices, demands, or other communications may be sent.

     21.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties pertaining to its subject matter, and it supersedes any and all written or oral agreements previously existing between the parties with respect to such subject matter. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties.

     22.  Waiver. Either party's failure to insist on strict performance of any
          ------
provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve the other party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the party against whom enforcement is sought.

     23.  Assignment. This Agreement may not be assigned by either party without
          ----------
the prior written consent of the other. Any attempted assignment in violation of this provision shall be void and shall be deemed a breach of this Agreement.

     24.  Choice of Law. This Agreement shall be governed by and construed in
          -------------
accordance with California law, without regard to its rules regarding conflicts of law.

     25.  Arbitration. Any controversy or claim arising out of or relating to
          -----------
this Agreement, or the breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be San Jose, California, and judgment upon the award of the arbitrator (or arbitrators) may be entered in any court having jurisdiction.

     In witness of the foregoing, the parties have signed this Agreement on the dates indicated below. This Agreement shall be deemed effective on the date it is signed by SOFTLINK.

             Softlink Inc.                   FOUNTAIN

By:  /s/ Carol A Prior                   By:  /s/ Steve Markin
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          (Corporate Officer)                  (Corporate Officer)
Name:  Carol A Prior                    Name:  Steve Markin

Title: VP of Sales                      Title: V.P. Corporate Affairs

Date:  7/1/99                           Date:  6/29/99
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                                  SCHEDULE A

            Description of Licensed Software and FOUNTAIN Products
            ------------------------------------------------------

Licensed Software: email VoiceLINK

FOUNTAIN Products: Any and all FOUNTAIN computer system products that FOUNTAIN may choose at its sole discretion.
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                                  SCHEDULE B


                              DESCRIPTION OF FEES
                              -------------------

FOUNTAIN shall pay SOFTLINK a one-time license fee of fifty thousand dollars ($50,000.00) for the unlimited use of the Licensed Software for a period of twelve (12) months from the date of first shipment of the licensed software with FOUNTAIN'S products, not to exceed 300,000 units

Revenue Sharing on Upgrades:

1. SOFTLINK shall share $5.00 upgrade revenues with FOUNTAIN for FOUNTAIN customers who upgrade to another SOFTLINK product.
2. SOFTLINK will handle all fulfillment and track revenue share credit back to FOUNTAIN through a special code that identifies FOUNTAIN customers purchasing upgrade products.
3. As incentive to and to insure that end-users use their special code which identifies them as FOUNTAIN customers, the price to FOUNTAIN customers shall always be at least $5.00 less than the price direct from SOFTLINK
4. SOFTLINK shall submit revenue share reports quarterly with payment from SOFTLINK to FOUNTAIN within forty-five (45) days after the end of each calendar quarter for the previous calendar quarter.
5. FOUNTAIN shall provide reports within forty-five (45) days after the end of each calendar quarter for the previous calendar quarters for the number of FOUNTAIN computer system products that have been shipped with SOFTLINKS Licensed Software to the recipients listed in Section 20 of this Agreement.
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                                  SCHEDULE C


Invoices to be sent to:                Revenue share payments and reports sent
                                       to:

     Anil Patel
     Senior Accountant                       Anil Patel
     Fountain Technologies Inc.              Senior Accountant
     50 Randolph Road                        Fountain Technologies Inc.
     Somerset, NJ 08873                      50 Randolph Road
                                             Somerset, NJ 08873
     Phone: 732-356-9299  Ex: 1375
     Fax:   732-563-2661                     Phone:  732-356-9299 Ex: 1375
     Email: nimisa33@aoL.com                 Fax:    732-563-2661
            ----------------                 Email:  nimisa33@aol.com
                                                     ----------------

Royalty payments and reports sent to:  With copies of Royalty Reports sent to;

     Carol Prior                             Chris Minick
     Vice President Sales
     Softlink Inc.                           OEMCentral
     2041 Mission College Blvd., Suite       34 Sunrise Avenue
     259                                     Mill Valley, CA 94941-3339
     Santa Clara, CA 95054                   Phone:   415-383-6727
                                             FAX:     415-383-6746
     Phone:  408-496-6668                    Email:   chris@oemcentral.com
     Fax:    408-496-6110                             --------------------
     Email:  cprior@inChorus.com

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                                   SCHEDULE D


1. Single Point of Contact. While FOUNTAIN has the responsibility to provide technical support to all end users, FOUNTAIN agrees to identify a single person to act as the support liaison between FOUNTAIN and SOFTLINK. FOUNTAIN agrees to provide the name, phone, address, and email information for this person. SOFTLINK will permit a backup contact, as well.

2. Software/Equipment/Documentation Exchange. FOUNTAIN agrees to provide on an "as required basis" any equipment, software licenses, and documentation required to support FOUNTAIN'S shipping product as a means to duplicate and solve end-user problems.

3. FOUNTAIN agrees to cooperate in a press release concerning this arrangement upon signing of this Agreement. Email VoiceLINK will be included in all marketing efforts promoted by FOUNTAIN in conjunction with it's offering of software bundles.